EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), to be entered into and effective as of January 10, 2014 (“Amendment Effective Date”), to the Employment Agreement (“Agreement”) dated January 24, 2013 by and between Global Geophysical Services, Inc. (“GGS” or “Company”) and Prakash M. Verghese (“Executive”).  Capitalized terms as used in this Amendment that are not defined in this Amendment shall be as defined in the Agreement.

RECITALS:

WHEREAS, the Company wishes to assign a new management role to Executive, and

WHEREAS, Executive wishes to assume a new management role at the Company; and

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree to amend the Agreement in the following respects:

1. Effective January 10, 2014, Section 2 of the Agreement is amended by changing the duties of Executive from Sr. Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer.

2. Effective January 1, 2014, Section 3 of the Agreement is amended by increasing Executive’s Base Salary from $288,000 per year during remainder of the Term to $320,000.

3. The Agreement as amended by this Amendment remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed this Amendment in multiple copies, effective as of the Amendment Effective Date.

EXECUTIVE:	COMPANY: Global Geophysical Services, Inc.
/s/ Prakash M. Verghese Prakash M. Verghese	By: /s/ Richard C. White Richard C. White President and CEO